As filed with the Securities and Exchange Commission on January 19, 2001
                                             Registration Statement No. 33-80773
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                        POST-EFFECTIVE AMENDMENT NO. 2 TO

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ----------------------

                                  DIACRIN, INC.

             (Exact name of registrant as specified in its charter)
                             ----------------------


          DELAWARE                                           22-3016912
(State or other jurisdiction                              (I.R.S. Employer
of incorporation organization)                           Identification No.)


                              CHARLESTOWN NAVY YARD
                            BUILDING 96, 13TH STREET
                        CHARLESTOWN, MASSACHUSETTS 02129
                                 (617) 242-9100
                        (Address, including zip code, and
                     telephone number, including area code,
                            of registrant's principal
                               executive offices)

                             ----------------------

                                THOMAS H. FRASER
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  DIACRIN, INC.
                              CHARLESTOWN NAVY YARD
                            BUILDING 96, 13TH STREET
                        CHARLESTOWN, MASSACHUSETTS 02129
                                 (617) 242-9100
                     (Name, address, including zip code, and
                     telephone number, including area code,
                              of agent for service)

                                    Copy to:

                             Steven D. Singer, Esq.
                                HALE AND DORR LLP
                                 60 State Street
                           Boston, Massachusetts 02109
                                 (617) 526-6000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:  NOT APPLICABLE.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |__|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |__|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. |__|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |__|

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


                                Explanatory Note

                             ----------------------

         On December 22, 1995, we filed a registration statement on Form S-2 (File No. 33-80773) registering, among other securities, 2,875,000 shares of our common stock, $.01 par value per share, issuable upon the exercise of warrants that we issued pursuant to a Unit and Warrant Agreement dated February 12, 1996, by and between Diacrin and American Stock Transfer and Trust Company. This registration statement was originally declared effective on February 12, 1996.

     On June 24, 1996, we filed post-effective amendment No. 1 to the registration statement on Form S-2 (File No. 33-80773) for the purpose of, among other things, converting it into a registration statement on Form S-3.

     The warrants expired in accordance with their terms on December 31, 2000 and are no longer exercisable. Accordingly, this post-effective amendment No. 2 is being filed for the purpose of deregistering 2,872,005 shares of our common stock that had been reserved for issuance upon the exercise of the warrants, but were not issued.



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


                                   SIGNATURES

         Pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended, the registrant has duly caused this post-effective amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts on the 19th day of January, 2001.


                                             DIACRIN, INC.



                                             By:  /s/ Thomas H. Fraser
                                                -------------------------
                                                      Thomas H. Fraser
                                                      President and CEO



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